Exhibit 99.1

PetSmart Stockholders Approve Acquisition by Consortium Led by BC Partners

PHOENIX, AZ—March 6, 2015—PetSmart, Inc. (NASDAQ: PETM) (“PetSmart”) announced that its stockholders approved the acquisition of PetSmart by a consortium led by BC Partners, Inc. and including La Caisse de dépôt et placement du Québec, affiliates of StepStone Group LP and Longview Asset Management, LLC at its special meeting of stockholders held March 6, 2015. Subject to the satisfaction or waiver of all closing conditions related to the transaction, PetSmart expects the transaction to close on March 11, 2015. At the closing of the transaction, PetSmart stockholders will receive, for each share of PetSmart common stock, $83.00 in cash.

About PetSmart

PetSmart, Inc. (NASDAQ: PETM) is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. At PetSmart, we believe pets make us better people. That’s why we create more moments for people to be inspired by pets. This mission impacts everything we do for our customers, the way we support our associates, and how we give back to our communities. We employ approximately 53,000 associates, operate approximately 1,404 pet stores in the United States, Canada and Puerto Rico and approximately 202 in-store PetSmart ® PetsHotel ® dog and cat boarding facilities. PetSmart provides a broad range of competitively priced pet food and pet products and offers dog training, pet grooming, pet boarding, PetSmart Doggie Day Camp day care services and pet adoption services in-store. Through petsmart.com and pet360.com, we offer the most comprehensive online pet supplies and pet care information in the U.S. Through our in-store pet adoption partnership with independent nonprofit organizations, PetSmart Charities ® and PetSmart Charities ® of Canada, PetSmart helps to save the lives of more than 400,000 homeless pets each year. In addition, PetSmart supports organizations that make communities a better place to call home through our philanthropy program, PetSmart Gives Back™. By giving back to the communities where we live and work, PetSmart not only celebrates the power of pets to enrich people’s lives—we live it.

Forward-looking statements

This communication contains forward-looking statements regarding, among other things, statements related to our expectations for future performance, and expectations regarding our profit improvement program, goals, plans, objectives and future events. PetSmart intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain PetSmart stockholder approval or the failure to satisfy any of the other closing conditions, (3) the risks related to the debt financing arrangements entered into in connection with the merger agreement, (4) the risks related to disruption of management’s attention from PetSmart’s ongoing business operations due to the transaction, (5) the effect of the announcement of the transaction on the ability of PetSmart to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) changes in general economic conditions, (7) the effectiveness of PetSmart’s profit improvement program in reducing costs and increasing profitability, (8) conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events, (9) PetSmart’s ability to compete effectively and maintain PetSmart’s supply chain, (10) PetSmart’s ability to effectively manage its growth and operations, (11) changes in PetSmart’s structure, and (12) changes in the legal or regulatory environment. Additional risks are described under Item 1A, “Risk Factors,” in PetSmart periodic filings with the Securities and Exchange Commission (“SEC”), including PetSmart’s annual report on Form 10-K for the year ended February 2, 2014 filed on March 27, 2014 and in PetSmart’s subsequently filed Form 10-Qs. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. PetSmart does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Source: PetSmart, Inc.

PetSmart, Inc.

April Lenhard, 623-587-2025

Investor Relations

or

Sard Verbinnen & Co

Brandy Bergman / Bryan Locke / Margaret Popper

212-687-8080